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                                                                    EXHIBIT 23.2

                        [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reserve report regarding the interests of Coho Energy, Inc. (the Company) dated February 16, 2000, relating to estimated quantities of certain of the Company's proved reserves of oil and gas. We also consent to the references to us under the headings "Reserves" and "Engineers" in such Registration Statement.




                                              /s/ RYDER SCOTT COMPANY, L.P.

                                              RYDER SCOTT COMPANY, L.P.

Houston, Texas

April 20, 2000